Exhibit 10.1

DISTRIBUTION AGREEMENT

August 10, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Freeport-McMoRan Inc., a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or “JPMS”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares (the “Shares”) of common stock, $0.10 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $1,000,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 that became automatically effective upon filing with the Commission on August 10, 2015 for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); the Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement”, as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to JPMS, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. Except where the context otherwise requires, “Basic Prospectus”, as used herein, means the prospectus dated August 10, 2015, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, “Prospectus Supplement”, as used herein, means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to JPMS in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus”, as used herein, means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses”, as used herein, has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or

any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and JPMS agree as follows:

1.	Issuance and Sale.

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, the Company and JPMS shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by JPMS and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction” or a “Transaction”). The Company may also offer to sell the Shares directly to JPMS, as principal, in which event it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit E hereto, relating to such sale in accordance with Section 2(g) of this Agreement. As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) the termination of this Agreement pursuant to Section 8 or 9 hereof (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange, and (iii) “Exchange” means the New York Stock Exchange.

(b)

Subject to the terms and conditions set forth below, the Company appoints JPMS as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. JPMS will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor JPMS shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through JPMS, and JPMS shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares issued by the Company only if and when the Company makes a Transaction Proposal to JPMS related to such an Agency Transaction and a Transaction Acceptance related to such Agency

Transaction has been delivered to the Company by JPMS as provided in Section 2 below.

(c)	JPMS, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and JPMS in writing.

(d)	JPMS will confirm in writing to the Company the number of Shares sold on any Exchange Business Day, the related Gross Sales Price and, if Shares are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)	If the Company shall default on its obligation to deliver Shares to JPMS pursuant to the terms of any Agency Transaction or Terms Agreement, (i) the Company shall hold JPMS harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to JPMS any fee to which it would otherwise be entitled in connection with such sale.

(f)	The Company acknowledges and agrees that (i) there can be no assurance that JPMS will be successful in selling the Shares, (ii) JPMS shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by JPMS to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) JPMS shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by JPMS and the Company in a Terms Agreement.

2.	Transaction Acceptances.

(a)

The Company may, from time to time during the Term, propose to JPMS that they enter into an Agency Transaction, to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to JPMS by any means permissible under Section 11 hereof and shall set forth the information below (each, a “Transaction Proposal”). If JPMS agrees to the terms of such proposed Transaction, then JPMS shall promptly send to the Company by any means permissible under Section 11 hereof a notice (each, a “Transaction Acceptance”), confirming the agreed terms of such proposed Transaction as set forth in such Transaction Proposal whereupon such Transaction shall become a binding agreement between the Company and JPMS. Each Transaction Proposal shall specify:

(i)        the Exchange Business Day(s) on which the Shares subject to such Transaction are intended to be sold (each, a “Purchase Date”);

(ii)       the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s); and

(iii)      the lowest price (if any) at which the Company is willing to sell Shares on each such Purchase Date (each, a “Floor Price”).

The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by JPMS to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior delivery to the Company of the latest Transaction Acceptance. The Company or JPMS may, upon notice to the other party hereto by any means permissible under Section 11 hereof, suspend or terminate the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and JPMS shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Proposal and confirmed by the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)	JPMS’s commission shall be a percentage, not to exceed 1.50%, of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement (the Gross Sales Price less JPMS’s commission is referred to herein at the “Net Sales Price”) and such rate of compensation shall not apply when JPMS acts as principal, which terms will be separately agreed.

(c)

Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule III hereto, against delivery of such Shares to JPMS. Such payment and delivery shall be made at or about 10:00 a.m., local time in New

York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (each, a “Closing Date”).

(d)	If, as provided in the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and JPMS thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through JPMS, and JPMS shall not be obligated to place, the Shares proposed to be sold pursuant to such Transaction on such Purchase Date.

(e)	Under no circumstances shall the Gross Sales Price of the Shares sold pursuant to this Agreement and any Terms Agreements exceed the Maximum Amount.

(f)	If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, JPMS shall calculate the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by JPMS and the Company.

(g)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement (each such sale, a “Placement”), it will notify JPMS of the proposed terms of such Placement. If JPMS, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, JPMS and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Company or JPMS unless and until the Company and JPMS have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(h)

Each sale of the Shares to JPMS in a Placement shall be made in accordance with the terms of this Agreement and a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, JPMS. Such Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by JPMS. The commitment of JPMS to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by JPMS pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with JPMS in the reoffering of the Shares, the time and date (each such time and date being referred to herein as a “Time of Delivery”) and the place of delivery of and payment for such Shares.

(i)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through JPMS on any single given day; provided, however, that the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.

(j)	Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in a Transaction or a Placement) and, by notice to JPMS given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and JPMS shall not be obligated to, and if so notified by the Company shall not, offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by any of its officers or directors, (ii) during any period in which the Company is in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a quarterly or annual period (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

3.      Representations and Warranties of the Company.  The Company represents and warrants to JPMS, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (a “Time of Acceptance”), (iii) each Time of Sale (as defined below) and (iv) each Closing Date (each such date listed in (i) through (iv), a “Representation Date”) that:

(a)

There is no order preventing or suspending the use of the Registration Statement or the Prospectus; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as amended or supplemented, at each Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning JPMS and furnished in writing by or on behalf of JPMS expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, which consists of the information set forth on Schedule II hereto (the “Agent Information”). “Time of Sale” means, (i) with respect to each offering of Shares pursuant to this Agreement, the time of JPMS’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of JPMS, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act. Any such free writing prospectus relating to the Shares consented to by JPMS is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor JPMS is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)	The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable.

(d)	The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are included or incorporated by reference in the Registration Statement, the Prospectus and any such Permitted Free Writing Prospectus.

(e)	Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) no material change in the capital stock or long-term debt of the Company or any of its subsidiaries has occurred, (ii) no dividend or distribution of any kind has been declared, set aside for payment, paid or made by the Company on any class of capital stock, (iii) there has not been any material adverse change, nor any development that would reasonably be expected to have a material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (iv) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, and (v) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that, in the case of this clause (v), individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in Section 3(f)), except, in each case (i) through (v), as otherwise disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(f)	The Company and each of its Identified Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). As used in this Agreement, “Identified Subsidiary” means the subsidiaries listed in Schedule I to this Agreement. The Company does not have any significant subsidiaries that are not listed on Schedule I hereto.

(g)

The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the

Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each Identified Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus).

(h)	The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized), subject, in the case of the issuance and sale of Shares, to the delivery of a Transaction Proposal by the persons specified in the resolutions of the pricing committee of the Company’s board of directors.

(i)	This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(j)	This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(k)	The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; the Shares and all other shares of outstanding capital stock of the Company conform to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the shareholders of the Company do not have any preemptive or similar rights with respect to the Shares.

(l)

Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)	The execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Identified Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n)	No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement, except for those that have been obtained and for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws.

(o)

Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; to the best knowledge of the

Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement or the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus.

(p)	Ernst & Young LLP, who have audited certain consolidated financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q)	The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)	The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct, in all material respects, of their businesses, taken as a whole; and the conduct of their businesses, taken as a whole, will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any material claim of infringement or conflict with any such rights of others.

(s)	No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents.

(t)

Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free

Writing Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)	The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions of the filing deadlines therefore, except in any case where the failure to so file would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes that are being contested in good faith by appropriate proceedings and for which the Company, to the extent required by GAAP, has set aside on its books adequate reserves, except for any inadequate reserves that would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except those as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)	The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)	Except as described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except for those as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)

(i) Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)	(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), except for any liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, except for any reportable event as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for any liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)	The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa)	The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting.

(bb)	The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)

The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes in its reasonable judgment are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where such notice or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(dd)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)

Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee, agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets

Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg)	No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except, in each case, as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(hh)	Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or JPMS for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)	No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(jj)	The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk)	Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll)	No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)	Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)	There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo)	The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Act and at the times specified in the Act in connection with the offering of the Shares. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.

(pp)	The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The outstanding shares of the Common Stock have been approved for listing and the Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the Exchange.

(qq)	There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(rr)	The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ss)	Any certificate signed by any officer of the Company or any subsidiary of the Company delivered to JPMS or to counsel for JPMS pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to JPMS as to the matters covered thereby.

4.      Certain Covenants of the Company.  The Company hereby agrees with JPMS:

(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), (i) to furnish to JPMS a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, (ii) that the Company will not use or file any such proposed amendment or supplement to which JPMS reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law, and (iii) that the Company will not use or file any Permitted Free Writing Prospectus to which JPMS reasonably objects.

(b)	To prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by JPMS and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Act) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to JPMS via e-mail in “.pdf” format on such filing date to an e-mail account designated by JPMS and, at JPMS’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)

To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise JPMS, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as JPMS may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state.

(f)	To make available to JPMS at its offices in New York City, without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to JPMS, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as JPMS may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)

To furnish or make available to JPMS during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to JPMS from time to time during the term of this Agreement such other information as JPMS may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of JPMS, as applicable; provided, however, that the Company shall have no obligation to provide JPMS with any document filed on EDGAR or included on the Company’s Internet website.

(h)	If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for JPMS or counsel for the Company, to further amend or supplement the Prospectus or any Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel for the Company, immediate notice shall be given, and confirmed in writing, to JPMS to cease the solicitation of offers to purchase the Shares in JPMS’s capacity as agent, and, in either case, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Free Writing Prospectus comply with such requirements.

(i)	To generally make available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(j)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds”.

(k)

The Company will not, and will cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)	(i) Except as otherwise agreed between the Company and JPMS, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Act), the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to JPMS and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the preparation, printing and delivery to JPMS of this Agreement, the Shares, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Shares and any cost associated with electronic delivery of any of the foregoing by JPMS to investors, (D) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for JPMS in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to JPMS, (E) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (F) any filing for review of the public offering of the Shares by FINRA, (G) the fees and disbursements of counsel to the Company and (H) the performance of the Company’s other obligations hereunder; provided that JPMS shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees of its counsel other than as specifically provided above or elsewhere in this Agreement.

(ii) If Shares having an aggregate Gross Sales Price of $100,000,000 or more have not been offered and sold under this Agreement and all Terms Agreements by December 31, 2015 (or such earlier date at which the Company terminates this Agreement), the Company shall reimburse JPMS for all of its out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for JPMS incurred by it in connection with the offering contemplated by this Agreement; provided that the Company will not be obligated to reimburse any expenses pursuant to this clause 4(l)(ii) in excess of $350,000.

(m)	The Company will not, and JPMS covenants that it will not, distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(n)

During each period commencing on the date of each Transaction Proposal and ending after the close of business on the Purchase Date for the related Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into, or exercisable or exchangeable for, such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of JPMS, other than the Shares to be sold hereunder and any securities of the Company issued pursuant to, or upon the exercise or conversion of any securities of the Company that are outstanding at the time such Transaction Proposal is delivered and issued pursuant to, the Company’s equity incentive plans disclosed in the Prospectus.

(o)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)	To use its reasonable efforts to cause the Shares to be listed on the Exchange.

(q)	That it consents to JPMS trading in the Common Stock for JPMS’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r)	If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.       Execution of Agreement.  JPMS’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with, and on the intended date of the execution of, this Agreement:

(a)	the Company shall have delivered to JPMS:

(i)        an officer’s certificate signed by one of its executive officers certifying as to the matters set forth in Exhibit A hereto;

(ii)       an opinion of the General Counsel or a Deputy or Assistant General Counsel of the Company, addressed to JPMS and dated the date of this Agreement, in the form of Exhibit B hereto;

(iii)      an opinion and a 10b-5 statement of Jones Walker LLP, special counsel for the Company, addressed to JPMS and dated the date of this Agreement, in the form of Exhibit C hereto;

(iv)      a letter of Ernst & Young LLP, dated the date of this Agreement and addressed to JPMS, in a form reasonably satisfactory to JPMS and its counsel;

(v)       evidence reasonably satisfactory to JPMS and its counsel that the Registration Statement has become effective;

(vi)      evidence reasonably satisfactory to JPMS and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vii)     resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(viii)    such other documents as JPMS shall reasonably request; and

(b)	JPMS shall have received the favorable opinion of Cravath, Swaine & Moore LLP, special counsel for JPMS, as to the matters set forth in Exhibit D hereto.

6.       Additional Covenants of the Company.  The Company further covenants and agrees with JPMS as follows:

(a)	Each Transaction Proposal made by the Company that is accepted by JPMS by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to JPMS pursuant hereto are true and correct at the Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations and warranties will be true and correct on any Time of Sale, any Closing Date and at the time of delivery to JPMS of Shares pursuant to the Transaction Proposal and Transaction Acceptance or the Time of Delivery, as applicable, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this subsection (b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof) or (ii) the Shares are delivered to JPMS pursuant to a Terms Agreement, in each case, the Company shall, unless JPMS agrees otherwise, furnish or cause to be furnished to JPMS forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, as to the matters set forth in Exhibit A hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the Company will not be required to furnish such a certificate to JPMS in connection with the filing of a Current Report on Form 8-K unless (A) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding or a prospectus relating to the Shares is required to be delivered under the Act and (B) JPMS has reasonably requested such a certificate based upon the event or events reported in such Current Report on Form 8-K.

(c)

Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this subsection (c), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof) or (ii) the Shares are delivered to JPMS pursuant to a Terms Agreement, in each case, the Company shall, unless JPMS agrees otherwise, furnish or cause to be furnished forthwith to JPMS and to counsel for JPMS the written opinions of (A) Jones Walker LLP, special counsel for the Company, and (B) the General Counsel of the Company, a Deputy or Assistant General Counsel of the Company or other counsel satisfactory to JPMS, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance reasonably satisfactory to JPMS, of the same tenor as the opinions referred to in Section 5(a)(iii) and Section 5(a)(ii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to JPMS shall furnish JPMS with letters substantially to the effect that JPMS may rely on such last opinions to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Company will not be required to furnish such opinions to JPMS in connection with the filing of a Current Report on Form 8-K unless (1) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding or a prospectus relating to the Shares is required to be delivered under the Act and (2) JPMS has reasonably requested such opinions based upon the event or events reported in such Current Report on Form 8-K.

(d)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this subsection (d), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof) or (ii) the Shares are delivered to JPMS pursuant to a Terms Agreement, in each case, the Company shall, unless JPMS agrees otherwise, cause Ernst & Young LLP promptly to furnish to JPMS a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter; provided, however, that the Company will not be required cause Ernst & Young LLP to furnish such letter to JPMS in connection with the filing of a Current Report on Form 8-K unless (A) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding or a prospectus relating to the Shares is required to be delivered under the Act and (B) JPMS has reasonably requested such a letter based upon the event or events reported in such Current Report on Form 8-K.

(e)	To disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in prospectus supplements, the number of the Shares sold through JPMS under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(f)	The Company shall reasonably cooperate with any reasonable due diligence review requested by JPMS or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement.

7.       Conditions of JPMS’s Obligation.  JPMS’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)	At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date or, with respect to a transaction pursuant to a Terms Agreement, at the Time of Sale and at the Time of Delivery:

(i)        The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)       The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)      With respect to an Agency Transaction, from the Time of Acceptance until the Closing Date, or, with respect to a transaction pursuant to a Terms Agreement, from the Time of Sale until the Time of Delivery, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)      From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of JPMS makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or at the Time of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v)       The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vi)      (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or as of the Time of Delivery, as the case may be, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or as of the Time of Delivery, as the case may be, prevent the issuance or sale of the Shares.

(vii)     (A) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of JPMS; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time of a Transaction Acceptance.

(viii)    No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which JPMS shall have reasonably objected in writing.

(ix)      Subsequent to the relevant Time of Acceptance or, in the case of a Placement, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(b)	At every date specified in Sections 6(b), 6(c) and 6(d) hereof and on such other dates as reasonably requested by JPMS, JPMS shall have received the officer’s certificates, opinions of counsel and accountants’ letters provided for under Sections 6(b), 6(c) and 6(d), respectively.

8.       Termination by JPMS.  If the solicitation of purchases on an agency basis of the Shares, as contemplated by this Agreement, is not carried out by JPMS for any reason permitted under this Agreement or if such sale is not carried out because the Company is unable to comply in all material respects with any of the terms of this Agreement or any Terms Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l) and 10 hereof) and JPMS shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

JPMS may terminate this Agreement for any reason upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 4(g) and 4(i) (to the extent any Shares have been sold pursuant to this Agreement) and Sections 4(l) and 10 hereof shall remain in full force and effect notwithstanding such termination.

In the case of any purchase by JPMS pursuant to a Terms Agreement, the obligations of JPMS pursuant to such Terms Agreement shall be subject to termination at any time at or prior to the Time of Delivery, if, (a) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either the Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in JPMS’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event specified in clauses (a)(i) through (v) makes it, in JPMS’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If JPMS elects to terminate its obligations pursuant to this paragraph, the Company shall be notified promptly in writing.

9.       Termination by Company.  The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to JPMS.

10.     Indemnity and Contribution.

(a)	The Company agrees to indemnify and hold harmless JPMS, its affiliates, directors and officers and each person, if any, who controls JPMS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Agent Information, it being understood and agreed that the only such information furnished by JPMS consists of the information described as such in subsection (b) below.

(b)

JPMS agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to JPMS furnished to the Company in writing by JPMS expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus, it being understood and agreed that the only such information furnished by JPMS consists of the information set forth on Schedule II attached hereto.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for JPMS, its affiliates, directors and officers and any control persons of JPMS shall be designated in writing by JPMS and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and JPMS, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and JPMS, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and JPMS, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by JPMS in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company, on the one hand, and JPMS, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by JPMS, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and JPMS agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall JPMS be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by JPMS with respect to the offering of the Shares exceeds the amount of any damages that JPMS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.     Notices.  All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to JPMS, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of the Special Equities Group, Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com), and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 333 North Central Avenue, Phoenix, Arizona 85004, to the attention of the Chief Financial Officer (email kathleen_quirk@fmi.com), with a copy to Dionne M. Rousseau at Jones Walker LLP, 8555 United Plaza Boulevard, 5th Floor, Baton Rouge, Louisiana 70809 (email drousseau@joneswalker.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered to JPMS via e-mail in “.pdf” format to Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com), Brett Chalmers (email brett.chalmers@jpmorgan.com), Jemil Salih (email jemil.d.salih@jpmorgan.com) and Ara Movsesian (email ara.movsesian@jpmorgan.com), and Transaction Acceptances shall be delivered to the Company via e-mail in “.pdf” format to Kathleen L. Quirk (kathleen_quirk@fmi.com), with copies to Dionne M. Rousseau (drousseau@joneswalker.com) and Monique A. Cenac (mcenac@joneswalker.com).

12.     No Fiduciary Relationship.  The Company acknowledges and agrees that JPMS is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, JPMS is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The

Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and JPMS shall have no responsibility or liability to the Company with respect thereto. Any review by JPMS of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of JPMS and shall not be on behalf of the Company.

13.     Governing Law; Construction.  This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.     Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of JPMS and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or any Terms Agreement. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15.     Parties in Interest.  The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of JPMS and the Company and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from JPMS) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16.     Counterparts.  This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17.     Successors and Assigns.  This Agreement shall be binding upon JPMS and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and JPMS’s respective businesses and/or assets.

18.     Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and JPMS contained in this Agreement or made by or on behalf of the Company or JPMS pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or JPMS.

19.     Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act and (b) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

20.     Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21.     Miscellaneous.  JPMS, an indirect, wholly owned subsidiary of JPMorgan Chase & Co., is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of JPMorgan Chase Bank. Because JPMS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by JPMS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of JPMorgan Chase Bank and are not otherwise an obligation or responsibility of a branch or agency of JPMorgan Chase Bank.

A lending affiliate of JPMS may have lending relationships with issuers of securities underwritten or privately placed by JPMS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by JPMS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of JPMS.

JPMS and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that JPMS is acting as agent pursuant to this Agreement; provided that JPMS acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by JPMS and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding between the Company and JPMS, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and JPMS.

Very truly yours,

FREEPORT-MCMORAN INC.

By:	/s/ Kathleen L. Quirk

		Name:	Kathleen L. Quirk
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth

Name:	Adam S. Rosenbluth
Title:	Executive Director